Exhibit 99.1

News Release	Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately

Contact:	Greg A. Smith Marshall & Ilsley Corporation 414 765-7727	Katja Gehrt Warburg Pincus 212 878-6194

Marshall & Ilsley Corporation Announces Plans

to Split Marshall & Ilsley Corporation and Metavante Corporation

into Independent Public Companies

•

Marshall & Ilsley Corporation shareholders will receive one share of Marshall & Ilsley Corporation stock and will also receive one share of Metavante Corporation stock for every three shares of Marshall & Ilsley Corporation stock held via tax-free spin-off of Marshall & Ilsley Corporation.

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Warburg Pincus will invest $625 million to obtain a 25 percent equity stake in Metavante Corporation; transaction implies Metavante Corporation enterprise value, including $1.75 billion of debt, of approximately $4.25 billion.

•	Marshall & Ilsley Corporation will receive a capital infusion of approximately $1.67 billion to grow its business.

Milwaukee, Wis. – April 3, 2007 – Marshall & Ilsley Corporation (NYSE: MI) today announced its plan to split Marshall & Ilsley Corporation and Metavante Corporation into independent public companies.

Under an investment agreement with Warburg Pincus, a global private equity investor, Warburg Pincus has agreed to invest $625 million to acquire an equity stake of 25 percent in Metavante Corporation. Marshall & Ilsley Corporation shareholders will own 75 percent of the shares of Metavante Corporation. The plan will be implemented through the spin-off of Marshall & Ilsley

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Corporation and is intended to be tax-free to Marshall & Ilsley Corporation and its shareholders. In connection with the plan, approximately $1.75 billion of new Metavante Corporation debt will be arranged by J.P. Morgan Securities Inc. and Morgan Stanley.

Upon completion of the transaction, Marshall & Ilsley Corporation shareholders will receive one share of Marshall & Ilsley Corporation stock and will also receive one share of Metavante Corporation stock for every three shares of Marshall & Ilsley Corporation stock held.

Marshall & Ilsley Corporation’s board of directors has unanimously approved the investment agreement and related transactions and has recommended its approval by Marshall & Ilsley Corporation’s shareholders. Under the investment agreement with Warburg Pincus, the closing of the transaction, which is currently expected to occur in the fourth quarter of 2007, is contingent upon satisfaction of various closing conditions. The conditions include approval of Marshall & Ilsley Corporation’s shareholders, who will be asked to vote on the proposed transactions at a special meeting that will be held on a date to be announced, obtaining a favorable ruling from the Internal Revenue Service, and other regulatory approvals.

Metavante Corporation, as a stand-alone publicly traded company, will have approximately 5,500 employees. Metavante Corporation generated revenue of $1.5 billion and had net income of $160 million for the year ended December 31, 2006. It is anticipated there will be no management changes at Metavante Corporation. Frank Martire will continue to serve as president and CEO. Mike Hayford will remain senior executive vice president and chief operating officer.

The board of directors of the new company is expected to have 11 members: Dennis Kuester, chairman and CEO, Marshall & Ilsley Corporation; Frank Martire, president and CEO, Metavante Corporation; Mike Hayford, senior executive vice president and chief operating officer, Metavante Corporation; David Coulter, a Warburg Pincus managing director who heads the firm’s Financial Services practice; James Neary, a Warburg Pincus managing director and co-head of the firm’s Technology, Media, and Telecommunications practice; an additional Warburg Pincus representative to be named; and five independent directors, one of whom is expected to be Ted Kellner, chairman of the board and CEO, Fiduciary Management, Inc. and a member of the Marshall & Ilsley Corporation board of directors.

As of December 31, 2006, Marshall & Ilsley Corporation, including Metavante Corporation, had assets of approximately $56.2 billion, net operating income of approximately $820 million, and approximately 14,700 employees.

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“This transaction will create two well-positioned public companies and will provide substantial benefits to the shareholders of both companies,” said Dennis Kuester, chairman and CEO, Marshall & Ilsley Corporation. “As a result of this transaction, both companies will have additional opportunities to focus on core businesses and grow profitably through enhanced capital flexibility.”

“When this transaction is completed, we will have access to financial resources to continue to build new products, acquire additional companies, invest in new technologies, as well as attract and retain the best employees in the industry. With $1.5 billion in revenue in 2006, Metavante Corporation now has approximately three times greater annual revenues than it did seven years ago,” said Frank Martire, president and CEO, Metavante Corporation. “With 17 acquisitions and continued strategic product investments since the beginning of 2004, we have transformed our company into a uniquely diversified business, balanced between banking and payments technologies that have demonstrated above-industry average growth potential.”

“We are excited to facilitate this transaction that will create significant value for all of Marshall & Ilsley Corporation’s shareholders,” said David Coulter, a Warburg Pincus managing director who heads the firm’s Financial Services practice. “The management team has done a fantastic job of building the business and as an active and experienced investor in the sector we look forward to supporting the company’s international and vertical expansion.”

“Marshall & Ilsley Corporation’s enhanced capital position will enable us to pursue opportunities in new geographic markets, fuel continued organic growth, and fund strategic initiatives within Wealth Management and our other business lines,” said Mark Furlong, president, Marshall & Ilsley Corporation.

“Metavante Corporation is a leader in transaction processing and core banking and provides its customers with best of breed solutions they need to maintain their competitive edge,” said Jim Neary, a Warburg Pincus managing director and co-head of the firm’s Technology, Media, and Telecommunications practice. “Metavante Corporation wins in the marketplace because of its integrated open banking platform coupled with its innovative and value added offerings.”

Marshall & Ilsley Corporation will hold a conference at 10:30 a.m. Central Daylight Time (CDT), Wednesday, April 4, regarding this transaction. For those interested in listening, please call (888) 711-1825 and ask for the Marshall & Ilsley Corporation conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 2:30 p.m. on April 4 and will run through 5:00 p.m. (CDT) April 11, by calling (800) 642-1687 and entering pass code 472 51 51.

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Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. Central Daylight Time on April 4.

J.P. Morgan Securities Inc. is acting as exclusive financial advisor to Marshall & Ilsley Corporation in connection with the split, and Morgan Stanley is acting as exclusive financial advisor to Warburg Pincus. Sidley Austin LLP and Godfrey & Kahn, S.C. are acting as legal advisors to Marshall & Ilsley Corporation. Wachtell, Lipton, Rosen & Katz LLP is acting as legal advisor to Warburg Pincus.

About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $56.2 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 193 offices throughout the state. In addition, M&I has 47 locations throughout Arizona; 30 offices along Florida’s west coast and central Florida; 17 offices in Kansas City and nearby communities; 17 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; three offices in Tulsa, Okla.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 16 offices in the greater St. Louis area. Metavante Corporation, a wholly owned subsidiary, provides a full array of technology products and services for the financial services industry. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

About Metavante

Metavante Corporation delivers banking and payments technologies to over 8,600 financial services firms and businesses worldwide. Metavante products and services drive account processing for deposit, loan and trust systems, image-based and conventional check processing, electronic funds transfer, consumer healthcare payments, electronic presentment and payment, and business transformation services. Headquartered in Milwaukee, Metavante (www.metavante.com) is wholly owned by Marshall & Ilsley Corporation (NYSE: MI).

About Warburg Pincus

Warburg Pincus has been a leading private equity investor since 1971. The firm currently has approximately $20 billion of assets under management and invests in a range of sectors including financial services, consumer and retail, industrial, business services, healthcare, energy, real

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estate and technology, media and telecommunications. Warburg Pincus has raised 12 private equity investment funds which have invested more than $25 billion in approximately 550 companies in 30 countries. The firm has invested more than $12 billion in technology, media and telecommunications as well as financial services companies, including investments in Avaya, Bharti Televentures, Fortent, easycash, Mellon Financial, Yodlee, NeuStar, BEA Systems and WNS Global Services. An experienced partner to entrepreneurs seeking to create and build durable companies with sustainable value, Warburg Pincus has offices in Beijing, Frankfurt, Hong Kong, London, Menlo Park, Mumbai, New York, Shanghai and Tokyo. For more information, please visit www.warburgpincus.com.

Forward-Looking Statements

This press release contains certain forward-looking statements based on current Marshall & Ilsley Corporation management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the investment agreement; (2) the outcome of any legal proceedings that may be instituted against Marshall & Ilsley Corporation and others following announcement of the investment agreement; (3) the inability to close the transactions contemplated by the investment agreement due to the failure to obtain shareholder approval or the failure to satisfy other closing conditions contemplated by the investment agreement; (4) the failure to obtain the necessary debt financing arrangements; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transactions contemplated by the investment agreement; (6) the inability to recognize the benefits of the transactions contemplated by the investment agreement; (7) the amount of the costs, fees, expenses and charges related to the transactions contemplated by the investment agreement and the actual terms of certain financings that will be obtained for such transactions; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the transactions contemplated by the investment agreement; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Marshall & Ilsley Corporation’s SEC filings. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Marshall & Ilsley Corporation’s ability to control or predict. Marshall & Ilsley Corporation undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Additional Information About the Proposed Transactions and Where to Find It

This communication is not a solicitation of a proxy from any security holder of Marshall & Ilsley Corporation. In connection with the proposed transactions, a registration statement of Metavante Corporation Holding Company, which will contain a proxy statement/prospectus, will be filed with the Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to get the proxy statement/prospectus and all relevant documents filed by Marshall & Ilsley Corporation or Metavante Corporation Holding Company with the SEC free of charge at the SEC’s website www.sec.gov or, with respect to documents filed by Marshall & Ilsley Corporation, from Marshall & Ilsley Corporation Investor Relations at (800) 642-2657.

Participants in the Solicitation

The directors, executive officers and other members of management and employees of Marshall & Ilsley Corporation may be deemed to be participants in the solicitation of proxies from its shareholders in favor of the proposed transactions. Information concerning persons who may be considered participants in the solicitation of Marshall & Ilsley Corporation’s shareholders under the rules of the SEC is set forth in public filings filed by Marshall & Ilsley Corporation with the SEC and will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information concerning Marshall & Ilsley Corporation’s participants in the solicitation is contained in Marshall & Ilsley Corporation’s Proxy Statement on Schedule 14A, filed with the SEC on March 13, 2007.

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